UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):    March 8, 2005

ALLIANCE GAMING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	88-0104066
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6601 S. Bermuda Rd. Las Vegas, Nevada	89119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (702) 270-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 8, 2005, Alliance Gaming Corporation (the “Company”) announced the appointment of Stephen Des Champs as Chief Financial Officer, assuming the duties from Robert Saxton.  Mr. Des Champs, age 39, re-joined the Company in February 2000 as Vice President—Finance and was promoted to Senior Vice President and Chief Accounting Officer in August 2000.  Mr. Des Champs was previously employed by the Company as Director of Finance from October 1995 to November 1998.  Mr. Des Champs is a certified public accountant in Nevada.  Mr. Saxton will remain Treasurer of the Company, President of Casino Operations and will become Executive Vice President of Bally Gaming, responsible for game sales and service.

The press release announcing the appointment of Mr. Des Champs, the new position of Mr. Saxton and certain other appointments at the Company is attached as Exhibit 99.

Item 9.01.              Financial Statements and Exhibits.

(c)   Exhibits

(99)  Press release dated March 8, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALLIANCE GAMING CORPORATION

By:	/s/ Mark Lerner
Mark Lerner
Senior Vice President, General Counsel and Secretary

Dated: March 9, 2005